Exhibit 99.1

Vincerx Pharma to Implement Cost-Controls to Support Advancing Phase 1 Study of VIP943

December 4, 2024

Also Exploring Strategic Alternatives to Complement Fundraising Efforts

PALO ALTO, Calif., Dec. 04, 2024 (GLOBE NEWSWIRE) — Vincerx Pharma, Inc. (Nasdaq: VINC), a biopharmaceutical company aspiring to address the unmet medical needs of patients with cancer through paradigm-shifting therapeutics, today announced plans to implement cost-controls and explore strategic alternatives to support advancing the Phase 1 study of VIP943, the Company’s novel CD123-targeted antibody-drug conjugate (ADC) developed with the Company’s next-generation VersAptx™ platform.

“We believe VIP943 is a highly differentiated and valuable asset, and we remain fully committed to advancing this program,” said Ahmed Hamdy, M.D., Chief Executive Officer. “As we shared in October, the Phase 1 dose-escalation study of VIP943 has demonstrated encouraging safety, efficacy, and tolerability. Of nine evaluable patients, one patient whose acute myeloid leukemia (AML) relapsed post-transplant achieved a CRi and one patient with higher-risk myelodysplastic syndrome (HR-MDS) achieved a CRL. Notably, since October, the patient with CRi has continued to improve, with their most recent bone marrow results showing only 1% cancer cells. This patient has now been on the study for seven months and counting. Monotherapy responses in post-transplant patients are rare, so we believe this type of response highlights the potential of VIP943 in this challenging population and supports the next-generation technology of our VersAptx platform.”

Dr. Hamdy continued, “Our immediate focus is to give the program time to generate more data, with results from additional cohorts expected by early Q1 2025. To support this, we are implementing significant cost-cutting measures to focus resources on VIP943’s advancement. Additionally, we will begin exploring strategic alternatives to complement our ongoing fundraising efforts, with the goal of maximizing the value of the VIP943 program and our VersAptx platform.”

As part of its review of potential strategic alternatives, Vincerx will consider options such as out-licensing, merger and acquisition opportunities, including reverse mergers, sales of assets and technologies, and other transactions. To streamline operations and focus resources, Vincerx will implement a significant reduction in force of approximately 55%. There can be no assurance that the exploration of strategic alternatives will result in any agreements or transactions, or as to the timing of any such agreements or transactions. The Company is in the process of engaging a financial advisor to assist in the strategic review process.

Vincerx has not set a timetable for completion of the evaluation process and does not intend to disclose further developments or guidance on the status of its exploration of strategic alternatives unless and until it is determined that further disclosure is appropriate or necessary.

As of October 31, 2024, the Company had approximately $8.4 million in cash, cash equivalents, and marketable securities.

About VIP943

VIP943, the first ADC from the VersAptx platform, consists of an anti-CD123 antibody, a unique linker cleaved intracellularly by legumain, and a novel kinesin spindle protein inhibitor (KSPi) payload enhanced with Vincerx’s CellTrapper™ technology. Vincerx’s proprietary effector chemistry (linker + payload) was designed to reduce non-specific release of the payload and ensure payload accumulation in cancer cells versus healthy cells. The increased therapeutic index has the potential to address challenges associated with many ADCs by improving efficacy and reducing severe toxicities. VIP943 is being evaluated in a Phase 1 dose-escalation trial in patients with relapsed/refractory AML, HR-MDS, and B-ALL who have exhausted standard therapeutic options (NCT06034275).

About VersAptx Platform

VersAptx is a versatile and adaptable next-generation bioconjugation platform. The modular nature of this innovative platform allows the combination of different targeting, linker, and payload technologies to develop bespoke bioconjugates that address different cancer biologies. With this platform, (i) antibodies and small molecules can be used to target different tumor antigens, (ii) linkers can be designed to reduce non-specific release of the payload, cleave intracellularly or extracellularly, and conjugate to single or multiple payloads, and (iii) payloads can be designed with reduced permeability using our CellTrapper technology to ensure accumulation in cancer cells or to be permeable for release in the tumor microenvironment. The VersAptx platform allows the development of bioconjugates designed to address the safety and efficacy challenges of historical ADCs.

About Vincerx Pharma, Inc.

Vincerx Pharma, Inc. is a clinical-stage biopharmaceutical company committed to developing differentiated and novel therapies to address the unmet medical needs of patients with cancer. Vincerx has assembled a seasoned management team with a proven track record of successful oncology drug development, approvals, and value creation. Vincerx’s diverse pipeline consists of a next-generation antibody drug conjugate (ADC) VIP943, currently in Phase 1; a small molecule drug conjugate VIP236, which has completed its Phase 1; a CDK9 inhibitor enitociclib, which has completed a Phase 1 monotherapy study and continues in a Phase 1 study in collaboration with the NIH; a preclinical ADC VIP924; and VersAptx, a versatile, next-generation bioconjugation platform.

Vincerx is based in Palo Alto, California, and has a research subsidiary in Monheim, Germany.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “suggest,” “seek,” “intend,” “plan,” “goal,” “potential,” “on-target,” “on track,” “project,” “estimate,” “anticipate,” or other comparable terms. All statements other than statements of historical facts included in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, plans, timing, and disclosure regarding strategic alternatives, product candidates and attributes, expectations regarding advancement, development, timing, and results of product candidates, and engagement of a financial advisor. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations, and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside Vincerx’s control.

Actual results, conditions, and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions, and events to differ materially from those indicated in the forward-looking statements include, but are not limited to, Vincerx’s capital requirements and availability and sufficiency of capital; Vincerx’s ability to continue as a going concern; risks that Vincerx’s activities to evaluate and pursue potential strategic alternatives may not result in a transaction that enhances stockholder value on a timely basis or at all; risks related to Vincerx’s ability to reduce its expenses, and costs and expenses related to its streamlined operating plan; risks associated with clinical development of Vincerx’s product candidates; general economic, financial, legal, political, and business conditions; and the risks and uncertainties set forth in the Form 10-Q for the quarter ended September 30, 2024 and subsequent reports filed with the Securities and Exchange Commission by Vincerx. Forward-looking statements speak only as of the date hereof, and Vincerx disclaims any obligation to update any forward-looking statements.

Vincerx, the Vincerx logo, CellTrapper, and VersAptx are trademarks of Vincerx.

Contacts:

Gabriela Jairala

Vincerx Pharma, Inc.

gabriela.jairala@vincerx.com

Totyana Simien

Inizio Evoke Comms

totyana.simien@inizioevoke.com